UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        March 5, 2004

BULLION RIVER GOLD CORP.

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 325, Reno, Nevada (Address of principal executive offices)		89502 (Zip Code)

Registrant’s telephone number, including area code 775-324-4881

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 2.    Acquisition or Disposition of Assets.

Bullion River has acquired an indirect interest in certain mineral claims through its wholly-owned subsidiary, North Fork Mining Corp. ("North Fork"), in furtherance of its change of business to the exploration of gold and silver in the western United States. Effective February 23, 2004, North Fork was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $129,115. North Fork paid for the assignment fee by way of a loan from Bullion River. Also, as additional consideration for the assignment of the option agreements, North Fork granted Golden Spike Mining a net smelter royalty of 1.5% on the 42 unpatented mineral claims.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of North Fork and a director and the president of Golden Spike Mining.

On July 1, 2002, Golden Spike Mining entered into the first option agreement with the owner of 27 unpatented mineral claims, Forest Mines, Inc. (the "Owner"), who was and is an arms’ length party to the transaction. The first option agreement provides for a term of five years that expires on July 3, 2007.

On July 3, 2002, Golden Spike Mining entered into the second option agreement with the owner of 8 unpatented mineral claims, Mugwump Mining Company, Inc. (the "Owner"), who was and is an arms’ length party to the transaction. The second option agreement provides for a term of five years that expires on July 3, 2007.

In order to keep these two options in good standing, North Fork is required to pay to each owner a minimum royalty payment of (1) $250 per month in year two, (2) $500 per month in year three, (3) $1,000 per month in year four, and (4) the greater of $5,000 per month or a 5% net smelter royalty in year five. North Fork is also required to make all maintenance and lease payments to keep these mineral claims in good standing during the term of the option.

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If North Fork makes all of the these minimum royalty payments, then at the end of the five year term North Fork will have acquired a 100% undivided right, title and interest in these 35 unpatented mineral claims subject only to a 5% net smelter royalty payable to each owner on its respective mineral claims. Royalty payments will be required to be made until North Fork has made payments to each owner in the aggregate of $750,000. All prior payments made by North Fork to the owners, including all minimum royalty payments, will be deducted from the $750,000 purchase price.

On March 4, 2003, Golden Spike Mining entered into the third option agreement with the owner of 7 unpatented mineral claims, Donald E. Williams (the "Owner"), who was and is an arms’ length party to the transaction. The third option agreement has no term. To acquire an undivided 100% interest in these mineral claims, North Fork must (1) pay the owner $10,000 upon first completing a drilling and exploration program and deciding to continue with exploration, and (2) pay the owner $70,000 upon completing a second stage of drilling and exploration and deciding to continue with exploration.

The Owners have been paid an aggregate $8,600 in minimum royalty payments, which represents payments in full to the end of April 2004. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement. Each of the Owners has consented to the assignment of their respective option agreement.

Bullion River and North Fork plan to explore for gold and silver on these mineral claims.

See the attached Exhibit 10.1 for more information.

Item 5. Other Events.

Bullion River Gold Corp’s press release dated February 23, 2004, attached as Exhibit 99.1 – Press Release, incorrectly stated that the assignment fee for the North Fork properties was $109,115, where in fact the correct assignment fee was $129,115, as correctly set out in Exhibit 10.1 – Assignment Agreement. Exhibit 99.1 is attached in its original form without the correction.

Item 7. Financial Statements and Exhibits.

On December 9, 2003, North Fork Mining Corp. was incorporated in the State of Nevada and Bullion River Gold Corp. acquired 1,000 Common Capital Shares of North Fork Mining Corp. for $1.00. Proforma financial statements have not been prepared because on December 9, 2003 North Fork Mining Corp. did not meet the significant subsidiary test.

Exhibit	Description

10.1	Assignment Agreement dated February 23, 2004 between North Fork Mining Corp. and Golden Spike Mining	Included
99.1	Press Release issued by Bullion River Gold Corp. dated February 23, 2004	Included

Item 9. Regulation FD Disclosure.

Limitation on Incorporation by Reference : In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.1 and 99.1 is incorporated herein by reference.

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EXHIBIT 10.1

ASSIGNMENT AGREEMENT

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ASSIGNMENT AGREEMENT
(North Fork)

This assignment agreement is dated for reference February 23, 2004,

BETWEEN:
North Fork Mining Corp. , a Nevada corporation with its principal executive office located at 1325 Airmotive Way, Suite 325, Reno, Nevada, 89502

(" North Fork ")

AND:

Golden Spike Mining , a Nevada corporation with its principal executive office located at 27 Sidewinder Loop, Clancy, Montana, 59634

(" Golden Spike ")

Whereas:

A.    Golden Spike and Forest Mines entered into a mining lease with option to purchase dated July 1, 2002 in which Forest Mines granted Golden Spike the exclusive option purchase a 100% undivided right, title and interest in certain unpatented mineral claims situated in Sierra County, California attached to this agreement as Schedule "A".

B.    Golden Spike and Mugwump Mining entered into a mining lease with option to purchase dated July 3, 2002 in which Mugwump Mining granted Golden Spike the exclusive option purchase a 100% undivided right, title and interest in certain unpatented mineral claims situated in Sierra County, California attached to this agreement as Schedule "B".

C.    Golden Spike and Williams entered into a buyout letter agreement dated March 4, 2003 in which Williams granted Golden Spike the right to buy certain unpatented mineral claims situated in Sierra County, California attached to this agreement as Schedule "C".

D.    Golden Spike wishes to assign, and North Fork wishes to acquire, in accordance with the terms and conditions of the Option Agreement, all of Golden Spike’s rights and obligations under the Option Agreement pursuant to the terms and conditions contained in this agreement.

FOR VALUABLE CONSIDERATION , the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

1.    The definitions in the recitals are part of this agreement.

2.    In this agreement:

a.    "Claim" means any claim, action or cause of action, proceeding, assessment, loss, judgment, amount paid in settlement of actions or claims, liability (whether accrued, actual, contingent or otherwise), costs, deficiency, damage, expense (including, but not limited to, legal fees and disbursements on a solicitor and own client basis) and demand whatsoever (including any liabilities arising from the termination of any employee, or liabilities, claims and demands for taxes or fees) in connection with any litigation, investigation, arbitration, hearing or other proceeding of any kind and nature (collectively, referred to as "Claims" and, individually, as a "Claim").

b.    "Closing" means the day on which all payments are made for the assignment fee of the Option Agreement and the Option Agreement is assigned to North Fork.

c.    "Consent Letters" means (1) the consent and confirmation letter dated February 18, 2004 from Forest Mines, (2) the consent and confirmation letter dated February 18, 2004 from Mugwump Mining, and (3) the consent and confirmation letter dated February 18, 2004 from Williams, each consenting to the assignment and confirming certain terms and the status of the Option Agreement.

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d.    "Effective Date" means February 23, 2004.

e.    "Forest Mines" means Forest Mines, Inc.

f.    "Forest Mines Option Agreement" means the mining lease with option to purchase agreement dated July 1, 2002 between Forest Mines and Golden Spike attached to this agreement as Schedule "A".

g.    "Forest Mines Property" means the unpatented mineral claims listed in Schedule "D" of this agreement.

h.    "Mugwump Mining" means Mugwump Mining Company, Inc.

i.    "Mugwump Mining Option Agreement" means the mining lease with option to purchase agreement dated July 1, 2002 between Mugwump Mining and Golden Spike attached to this agreement as Schedule "B".

j.    "Mugwump Mining Property" means the unpatented mineral claims listed in Schedule "E" of this agreement.

k.    "Option Agreement" means, collectively, the Forest Mines Option Agreement, the Mugwump Mining Agreement and the Williams Buyout Agreement.

l.    "Owner" means, collectively, Forest Mines, Mugwump and Williams.

m.    " Property" means, collectively, Forest Mines Property, Mugwump Mining Property and Williams Property.

n.    "Williams" means Donald E. Williams.

o.    "Williams Buyout Agreement" means the buyout letter agreement dated March 4, 2003 between Williams and Golden Spike attached to this agreement as Schedule "C".

p.    "Williams Property" means the unpatented mineral claims listed in Schedule "F" of this agreement.

TERMS AND CONDITIONS OF ASSIGNMENT

Assignment of Option Agreement

3.    Golden Spike irrevocably assigns, grants, transfers and quit claims to and in favor of North Fork, as and from the Effective Date, the following:

a.    all of Golden Spike’s right, title and interest in and to the Option Agreement;

b.    all of Golden Spike’s obligations under the Option Agreement; and

c.    any other benefits and advantages to be derived by Golden Spike from the Option Agreement.

4.    In accordance with the terms and conditions of the Option Agreement, North Fork agrees to be bound by the terms and conditions of the Option Agreement and North Fork covenants to perform all of the obligations of Golden Spike to be performed under the Option Agreement with respect to the interest to be acquired by North Fork.

Assignment Fee

5.    North Fork and Golden Spike agree that the fee for the assignment of the Option Agreement is US$129,115.

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Payment of Assignment Fee

6.    On or before Closing, North Fork will deliver a solicitor’s trust cheque in the amount of US$129,115 payable to Golden Spike or to any other party at the direction of Golden Spike.

Closing

7.    On or before Closing, North Fork will deliver the following:

a.    certified copy of the resolutions of the board of directors of North Fork approving the assignment of the Option Agreement and authorizing the signing of this agreement; and

b.    a solicitor’s trust cheque in the amount of US$129,115 for payment of the assignment fee.

8.    On or before Closing, Golden Spike will deliver the following:

a.    the signed Consent Letters;

b.    certified copy of the resolutions of the board of directors of Golden Spike approving the assignment of the Option Agreement and authorizing the signing of this agreement; and

c.    all accounting records, property reports, maps, drill test results, assay results, technical data and other relevant documents and information compiled by or in the possession of Golden Spike with respect to the Property.

REPRESENTATIONS AND WARRANTIES

North Fork

9.    North Fork represents and warrants that:

a.    It is a corporation formed and in good standing under the laws of Nevada.

b.    It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to accept the assignment of Golden Spike’s interest in the Option Agreement.

c.    The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of North Fork, including the resolution of the board of directors of North Fork.

10.    The representations and warranties contained in Section 9 are provided for the exclusive benefit of Golden Spike, and a breach of any one or more thereof may be waived by Golden Spike in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 9 will survive the signing of this agreement.

Golden Spike

11.    Golden Spike represents and warrants that:

a.    It is a corporation formed and in good standing under the laws of Nevada.

b.    It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to grant the assignment of its interest in the Option Agreement.

c.    The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of Golden Spike, including the resolution of the board of directors of Golden Spike.

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d.    Golden Spike has the full right, title and interest in the Option Agreement free of any claim or potential claim by any person. No person has any right to acquire any interest in the Option Agreement, with the exception of North Fork in accordance with the terms and conditions of this agreement.

e.    Golden Spike is in full compliance with all terms and conditions of the Option Agreement as of Closing, including all option payments and annual fees. Neither Golden Spike nor the Owner is in default under the Option Agreement. As of Closing, no amendments have been made to the Option Agreement.

f.    The Property as listed in Schedules "D", "E" and "F" of this agreement represents all the unpatented mineral claims that are being optioned under the Option Agreement.

g.    To the best of Golden Spike’s knowledge, the Owner owns the Property free of any claim or potential claim by any person, and the Owner has the authority to option the Property as described in the Option Agreement.

h.    The unpatented mineral claims and rights comprising the Property have been duly and validly located and recorded and will be in good standing on Closing.

i.    To the best of Golden Spike’s knowledge, there are no environmental damages or claims that have been made or threatened against the Property and the property that it is situated on or connected to. Golden Spike has at all times conducted, held and used, and are continuing to conduct, hold and use its affairs, business, assets and properties, including the Property in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and there is no past or present fact, condition or circumstance relating to the Property or, as related to or connected with the business, Golden Spike, or to the business that would result in any liability or potential liability under any environmental law.

j.    There is no adverse claim or challenge against or to the ownership of or title to the Property, nor to the knowledge of Golden Spike is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, with the exception of this agreement and the Option Agreement, and no person has any royalty or other interest whatsoever in the development and use of the Property, with the exception of Golden Spike in accordance with this agreement.

k.    There are no Claims, whether or not purportedly on behalf of Golden Spike, pending, or to the knowledge of Golden Spike, threatened with respect to or in any manner affecting the Property, and there are no outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, the Property.

l.    Golden Spike has been validly issued all permits for which any governmental body deems necessary or for which Golden Spike requires by law for the ownership or use of the Property or to conduct its business on the Property. Golden Spike is in full compliance with and entitled to all of the benefits under the permits. All permits are in full force and effect. Neither any past or present fact, condition or circumstance that has occurred nor the signing and delivery of this agreement and its performance will create any right to terminate, cancel, modify, amend, revoke or expire any such permit.

12.    The representations and warranties contained in Section 11 are provided for the exclusive benefit of North Fork, and a breach of any one or more thereof may be waived by North Fork, in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 11 will survive the signing of this agreement.

NET SMELTER ROYALTY

13.    Concurrent with the exercise of the options granted pursuant to the Option Agreement and the acquisition of a 100% interest in the Property by North Fork, Golden Spike or its successors or assigns will be granted a one and a half (1.5%) percent net smelter royalty on the Property as more particularly described in Schedule "G" of this agreement. North Fork and Golden Spike agree that the net smelter royalty granted will be defined, calculated and paid in accordance with the terms set out in Schedule "G" attached to this agreement.

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CONFIDENTIAL INFORMATION

14.    Except as otherwise set out in this section, all parties will treat all data, reports, records and other information of any nature whatsoever relating to this agreement, the Option Agreement, the Property as confidential. The information that results from all exploration and development on the Property is the exclusive property of the parties and none of the parties may use such information for any purpose without the written consent of the other parties with the exception that any party may disclose information regarding the property or the exploration and development if such disclosure is required by law or by the rules or policies of any regulatory authority having jurisdiction over the affairs of the parties. In addition any party may disclose information regarding the property to a third party for the purpose of the third party acquiring any part of that party’s interest hereunder provided that such third party will have signed a confidentiality agreement.

INDEMNIFICATION AND RIGHT OF SET-OFF

Indemnification

15.    Golden Spike covenants and agrees to indemnify and save harmless North Fork from and against all Claims, imposed on or incurred by or asserted against North Fork in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.    any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of Golden Spike under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to North Fork hereunder;

b.    any Claim related to the Property that existed prior to or on Closing;

c.    any loss suffered by North Fork after the completion of the assignment of the Option Agreement arising out of any liabilities relating to the Property or otherwise prior to or on Closing; and

d.    all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

16.    North Fork covenants and agrees to indemnify and save harmless Golden Spike from and against all Claims, imposed on or incurred by or asserted against Golden Spike in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.    any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of North Fork under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Golden Spike hereunder;

b.    any Claim related to the Property that comes into existence after Closing; and

c.    all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

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17.    If any Claim is brought against an indemnified party in respect of which this indemnification may apply, the indemnified party will notify the indemnifier in writing, and the indemnifier will assume the defence thereof, including the retaining of counsel and the payment of all expenses. In addition, the indemnified party will have the right to retain separate counsel for any such Claim and participate in the defence thereof, and the fees and expenses of such separate counsel will also be at the expense of the indemnifier. Any failure by the indemnified party to notify the indemnifier will not relieve the indemnifier from its obligations hereunder, except to the extent that such failure will have actually prejudiced the defence of such Claim.

18.    The indemnifier agrees not to settle or compromise or consent to the entry of any judgement in any Claim without first obtaining the written consent of all indemnified parties, which consent will not be unreasonably withheld. Such a settlement, compromise or consent will include an unconditional release of the indemnifier and each of the indemnified parties from all liability arising out of such Claim.

19.    The indemnity and contribution obligations of the indemnifier will be in addition to and not in substitution for any liability which the indemnifier or any other person may otherwise have (whether arising under contract or at law or otherwise), will extend upon the same terms and conditions to all indemnified parties and will be binding upon and enure to the benefit of the respective successors, assigns, heirs and personal representatives of each of the indemnifier and the indemnified parties.

Set-Off

20.    Golden Spike grants to North Fork a right of set-off for any payments, costs or expenses incurred by North Fork in defending or settling any Claims that North Fork is indemnified by Golden Spike pursuant to this indemnification. North Fork is authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any such payments, costs or expenses against any amounts due to Golden Spike.

OTHER PROVISIONS

Independent Legal Advice

21.    Golden Spike acknowledges that this agreement was prepared for North Fork by R. H. Daignault Law Corporation and that it may contain terms and conditions onerous to them. Golden Spike expressly acknowledges that North Fork has given it adequate time to review this agreement and to seek and obtain independent legal advice, and Golden Spike represents to North Fork that it has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

Material Facts

22.    Golden Spike has made or caused to made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedules and any certificates or other documents referred to in this agreement or furnished to North Fork pursuant to this agreement, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

Time

23.    Time is of the essence of this agreement.

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Governing Law

24.    This agreement and the rights and obligations and relations of the parties will be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that the state courts of Nevada will have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement or the Option Agreement, and the parties agree to attorn to the jurisdiction of such courts.

Notice

25.    Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the party’s address set out on page 1 or transmitted by fax and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

Amendments

26.    Any amendment of this agreement must be in writing and signed by the parties.

Enurement

27.    This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

Priority

28.    If there are any inconsistencies between this agreement and the Option Agreement, this agreement will govern.

Waiver of Rights

29.    No failure or delay of North Fork in exercising any right under this agreement operates as a waiver of the right. North Fork’s rights under this agreement are cumulative and do not preclude North Fork from relying on or enforcing any legal or equitable right or remedy.

Severability

30.    If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

Counterparts

31.    This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

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North Fork Mining Corp.

/s/ Peter M. Kuhn
Authorized signatory
February 23, 2004

Golden Spike Mining

/s/ Peter M. Kuhn
Authorized signatory
February 23, 2004

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Schedule "A"
Schedule "A" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 25)

Forest Mines Option Agreement

See attached.

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MINING LEASE WITH OPTION TO PURCHASE

THIS AGREEMENT is made as of the 1st day of July, 2002 .

BETWEEN :

FOREST MINES, INC. a body corporate having an office at 17151 Dog Bar Road, Grass Valley, Ca. 95949, U.S.A.
(Hereinafter referred to as the ‘Optionor’ )

OF THE FIRST PART

GOLDEN SPIKE MINING, a corporation in the State of Nevada, having an office at 23 Sidewinder Loop, Clancy, MT, 59634
(Hereinafter referred to as the ‘Optionee’ )

OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of a non-fee title in ten (10) unpatented placer and seventeen (17) unpatented lode mining claims situated in the Allegheny Mining District near the town of Forest City, Sierra County, California, U.S.A., subject to the paramount rights of the Federal Government. Optionor has the rights and duties given to the owner of an unpatented mining claim under the laws of the United States Government, which such rights and duties are subject to the laws of the United States, the State of California and County of Sierra. Optionor is not aware of any claim conflicts. Optionee has conducted its own conflict search on the claims surface. Optionee has conducted its own title search and is satisfied that these mining claims fulfill the legal requirements of the laws of the United States Government, State of California and Sierra County. Said mining claims are described in Schedule "A" attached to this agreement.

B. The Optionee wants to explore and develop the property.

C. The Optionor and the Optionee have entered into an agreement dated July 1 st , 2002 pr oviding for a Mining Lease with Option to Purchase the Property, as described in Schedule "A" attached hereto.

"DW" / "PK"
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D.  It was a term of said agreement that a more comprehensive agreement would be executed; and

E.  This Agreement will set forth all of the terms and conditions under which the Optionor grants to the Optionee a mining lease of the Property, together with the exclusive option to purchase the Property, for the purposes and for the term hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto mutually agree as follows:

I     DEFINITIONS

1.1     For the purposes of this Agreement:

(a)  " Commercial Production " shall mean the milling or leaching and sale of ores and concentrates which result from ore extracted from the mining claims, but shall not include milling or leaching for the purpose of testing by a pilot plant or during an initial tune-up period of a plant. Commercial Production will in any case be deemed to have occurred if there is a concentrator on the mining claims or any pan thereof, such concentrator has for the first time operated at 60% of its rated concentrating capacity for 30 out of 40 consecutive days, or if there is no such concentrator, ore shipped from the mining claims or any part thereof, bas been leached or shipped therefrom on a reasonably regular basis for a 30 day period for the purpose of earning revenues; Commercial Production will also be deemed to have occurred 90 days after such concentrator or leaching facility has for the first time operated, or if there is no such concentrator or leaching facility, 90 days after ore bas first been shipped from the mining· claims for the purposes of earning revenues;

(b)" Feasibility Study " shall mean a detailed study and report prepared by an independent firm of consultants chosen by the Optionor and the Optionee demonstrating the feasibility (positive or negative) of placing any part of the Property into Commercial, Production, at an acceptable rate of return on capital, in such form and including such details as is customarily required by institutional lenders of major financing for mining projects, and shall include an assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring the Property into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by at least the following:

"DW" / "PK"
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(i)  a description of that part of the Property to be covered by the proposed mine;

(ii)  the estimated recoverable reserves of minerals and the estimated composition and content thereof;

(iii) the proposed procedure for development, mining and production;

(iv) results of ore amenability tests (if any);

(v)  the nature and extent of the facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill, or appropriate provisions for custom milling facilities;

(vi) a detailed cost analysis of the total estimates of costs and expenses required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(vii) detailed operating costs estimates;

(viii) the results of all environmental impact studies and costs;

(ix) a critical path time schedule for bringing the Property to Commercial Production;

(x) such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations;

(xi) disclosure of all price assumptions, together with a market analysis;

(xii) a sensitivity analysis;

(xiii) a proposed procedure or method of disposing of tailings;

(xiv) a discussion of governmental requirements with respect to the development of the mine;

(xv) a discounted cash flow (net of income taxes) and return on investment analysis; and

"DW" / "PK"
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(xvi) the initial budget for the production Program, including working capital requirements for the initial four months of Operations of the Property as a mine or such longer or shorter period as may be reasonably justified in the circumstances.

(c)  " Net Smelter Return " shall mean the gross proceeds received by the Optionee in that period from the sale of ores or concentrates produced from the Property.

(d) " Product " shall mean the following:

(i)  all ore mined or removed from place in the Property during the term hereof and shipped and sold by the Optionee prior to treatment;

(ii)  all concentrates, precipitates, and mill Products produced by or for the Optionee from ore mined or removed from place in the Property or from ore leached in place in the Property during the term of this Agreement; and

(iii)  all residue or tailing remaining after milling or other subsequent processing,of any ores produced from the Property to the extent such residue or tailing is reprocessed or sold during the term of this Agreement .

2.     GRANT

2.1     The Optionor hereby leases to Optionee all of Optionor’s right, title and interest in the property subject to the terms, covenants and conditions contained herein. To the extent that Optionor, under existing laws, is entitled to authorize Optionee to do so, Optionee shall have the right during the term of this Agreement to use the Property and such other resources thereof, including the surface and subsurface Thereof and all ores or minerals contained therein and any and all water rights and timber rights which may exist or come into being. These rights include the right to explore and conduct any and all mining operations permitted by law and install such structures, equipment and fixtures permitted by law.

2.2     The Optionor hereby grants to the Optionee the exclusive option to purchase the Property upon the terms and conditions hereinafter set forth in Section 4 of this Agreement (the ‘Purchase Option"). The Purchase Option to purchase shall automatically terminate on termination of the mining lease contained herein. The Optionee cannot exercise Purchase Option if it is in default of any term, covenant or condition contained in this Agreement.

3.     TERM

3.1    The mining lease granted herein shall be for a term of five (5) years from the date of July 3 , 2002 (the "Term") unless sooner terminated in the manner provided in this Agreement or unless the Optionee sooner exercises its Purchase Option, provided that the term hereof may be further extended by agreement of both parties and pursuant to the provisions concerning suspension of operations as set forth in Section 17 hereof.

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4.     PAYMENTS

4.1     To maintain this Agreement in good standing and to exercise the Purchase Option, the Optionee shall pay the Optionor the following:

TERMS OF LEASE PURCHASE AGREEMENT:

Minimum royalty payments are for each individual mine.

Year one:    North Fork mine ($150.00 per month) Mugwump ($150.00 per month)

Year two:    North Fork mine ($250.00 per month) Mugwump ($250.00 per month)

Year three:    North Fork mine ($500.00 per month) Mugwump ($500.00 per month)

Year four:    North Fork mine ($1,000.00 per month) Mugwump ($1,000.00 per month)

Year five:    North Fork mine ($5,000.00 per month) Mugwump ($5,000.00 per month)

The buyout price and its royalty is to be $750,000.00 Seven Hundred and Fifty Thousand Dollars (USD). Royalty on mine production will be 5% net or $5,000.00 or $5,000.00 per month whichever is greater.

The buyer will be responsible for permits, taxes, BLM rentals and will maintain $2,000,000.00 in liability insurance.

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4.2    Upon the Optionee making all payments due to the Optionor pursuant to Paragraph 4.1, the Optionee shall have exercised the Purchase Option subject only to the royalty as set forth in Section 7 hereof.

4.3     Upon exercise of the Purchase Option, title in the Property shall vest to the Optionee, and the Optionor covenants and agrees with the Optionee to:

(a) execute a quitclaim deed transferring all of the Optionor’s right, title and interest to the property, without warranty or representation; and

(b)  record the above described quitclaim deed with the County Recorder Sierra County.

4.4     The Purchase Option is an option only and except as specifically provided otherwise herein, nothing in this Agreement shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any acts or payments made by the Optionee hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

5.    RIGHT OF ENTRY

5.1     During the Term of this Agreement, the Optionee, its employees, agents and independent contractors shall have the exclusive rights, subject to the paramount rights of the federal, st ate, and local government:

(a)  to enter into and upon the Property, subject to the Optionor’s right to inspect at all reasonable times the Property workings, and operation both above ground and below ground;

(b)  to have exclusive and quiet possession thereof, subject to the paramount rights of all governmental entities described above and the Optionor’s rights defined in (a) above;

(c)  to explore for, mine, develop, remove, leach in place, treat, produce, ship and sell for its own account, all-ores and minerals which are or may be found therein or thereon, subject to the regulatory and paramount rights of the federal, state and local governments;

(d)  to place and use thereon excavations, openings, shafts, ditches and drains and of constructing, erecting, maintaining, using any and all buildings, structures, plants, machinery, equipment, railroads, roadways, pipelines, electrical power lines and facilities, to stockpile ores provided such stockpiling is reasonable under the circumstances, waste piles, tailing ponds, and facilities, settling ponds and all other improvements, properties and fixtures as the Optionee deems necessary, convenient or suitable for mining, removing, beneficiating, concentrating, smelting, extracting, leaching. refining and shipping of ores, minerals or products therefrom or from any activities incidental thereto or to any of the rights or privileges of this Agreement, all subject to the paramount rights and regulatory laws of all governmental entities;

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(e) divert streams, remove metal and subjacent supports, cave, subside or destroy the surface or any part thereof, deposit earth, rocks, waste and materials on any parts of the Property where it will not interfere with the mining, leaching the same, and , commit waste to the extent necessary, usual or customary in the mining trade in California and carrying out any and all of the above rights, privileges and purposes, subject to the paramount, rights and the regulatory laws of all governmental entities;

5.2 The Optionor, its agents, representatives and employees shall have the right at all reasonable times to enter into and upon the Property, to inspect and examine the work, operations, and equipment of the Optionee, to survey the Property, to measure the quantity and sample the gravel Or ore that may be therein or thereon or that shall have been mined or removed therefrom, to inspect and audit all books and records evidencing production and shall have the right to be present at the weighing or sampling of products mined, to be present or be represented at all cleanups and to be present at all mine safety inspections and/or training sessions.

5.3 The Optionee shall pay all taxes, real and personal, which may be assessed or become due during the term of this agreement and all assessments and other governmental fees, charges and/or penalties imposed on the Property or the Optionee’s operations thereof or related thereto during the entire term of this Agreement and shall furnish the Optionor, within ten (10) days from the date such tax or levies become due, a properly executed receipt showing such payment.

5.4 Each and every year, the Optionee shall properly file a Business Property Statement and Production Report with the Sierra County Tax Assessor, and promptly send copies of same to the Optionor. Upon demand, the Optionee shall provide the Optionor with copies of an information relating to property taxes, including personal property taxes, and of all correspondence with said Assessor and shall authorize said Assessor to make all records relating to property taxes available to the Optionor.

5.5 The Optionee shall make and keep accurate maps and records of all exploratory, sampling, mining and milling operations on the Property and the costs pertaining thereto, shall make and keep up-to-date surveys, and maps of all underground workings used or constructed by the Optionee and shall make all of the above available to the Optionor at the Property or other mutually agreed location at all reasonable times for inspections making copies thereof. The Optionee shall, upon demand, promptly provide the Optionor with copies of any and all reports, maps, pictures, information and all other documents, relating to the Optionee’s operation on the Property.
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5.6 It shall be the obligation of the Optionee, on behalf of the Optionor, to post in a conspicuous place on the Property, and keep posted thereon during the entire time this agreement is in effect and to record with the Sierra County Recorder, a notice or notices of non-responsibility in which conform with Section 3094 of the California Civil Code. The Optionee shall not permit the Property to be encumbered by any lien, attachment or execution for labor performed or materials or supplies furnished or used on the Property. In order that Optionor may protect its interest in the Property, Optionee shall notify Optionor in writing immediately upon the commencement of any activity upon the Property.

5.7 Except as to old workings as provided herein, the Optionee shall keep all haulages, drifts, shafts and underground workings in good repair and maintenance. All roads shall be kept in good repair. All buildings and structures, fixtures, equipment, mills, power, water and other utility lines, settling ponds and all other improvements upon the Property shall be kept in good repair. The Optionee shall perform regular, thorough and diligent maintenance on all such equipment and Structures, and shall repair, overhaul or replace all equipment and/or facilities as prudent or necessary to maintain a state of good working condition at all times. Old workings not being utilized shall be properly and safely sealed and barricaded so as not to constitute an attractive nuisance or hazard to anyone. Abandoned surface workings shall be promptly and properly reclaimed in accordance with local, state and federal laws.

6.     CROSS-MINING

6.1 For the purpose of enabling the Optionee to conduct, with greater economy and convenience, the mining and removing of ore from the Property, the Optionee is hereby granted the right, if it so desires, to mine and remove ore, Product and materials from the Property through or by means of shafts, openings or pits which may be made in or upon adjoining OT nearby property owned or controlled by the Optionee.

6.2 The Optionee may, if it so desires, use the Property and any shafts, openings and pits therein for the mining, removal, treatment and transportation of ores and materials from adjoining or nearby property, or for any purpose connected therewith.

6.3 For the purpose of enabling the Optionee to conduct, to the best advantage of the parties hereto, and with greater economy and convenience, the mining, removal, handling and disposition of ore and Product from the Property, and from other lands in which the Optionee or its affiliated companies may be conducting mining operations, the operations of the Optionee, and the said operations on other lands, may be conducted upon the Property and upon any and all such other lands as a single mining operation, to the same extent as if all such other properties constituted a single tract of land.

6.4 Nothing herein shall relieve the Optionee from its obligations for payments or reports as set forth in this Agreement.

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7.     ROYALTY

7.1 The Optionor shall be entitled to a 5% Net Smelter Return from the Property (the "Royalty").

7.2 The Optionee shall have the right to purchase the Royalty payable to the Optionor by exercising its option to purchase the North Fork mine and or the Mugwump Mine for the sum of $750,000.00 Seven Hundred and Fifty Thousand Dollars (USD) for each property as Stated under item 4. listed as payments.

7.3 The Optionee is to provide the Optionor with a statement (on the Fifth (5th) day of each month this Agreement is in effect) fully and accurately disclosing all production, sales, stockpiled products, assays, sampling results, shipment records, smelter returns and settlements of every kind for the preceding month and including therein copies of all receipts, production records, shipment records, sales records, smelter and refinery settlements, assays, contracts, weights, samples and all other data in any way related to royalties.

7.4 Optionee shall give Optionor twenty-four’ (24) hour advance notice of all clean-ups and shipments and sampling preparatory to shipping of all gold, concentrates or other Products recovered and of all changes in schedules thereof. Optionor shall have the right at Optionor’s own risk and expense, to keep a watchman on the Property.

8.     ESCROW

8.1 The Optionor shall execute such transfer documents (the "Transfer Documents") as the Optionee or its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good safe holding and marketable title to the Property and shall deposit the same in such Trust or Title Company as the Optionee shall direct upon the execution of this Agreement (the "Escrow Holder"), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a) The Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Option the Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) Notification in writing from the Optionor that such documents should be delivered to the Optionee; or

(ii) A statutory declaration sworn by the Optionor certifying that this Agreement has terminated pursuant to the provisions hereof, together with proof that 30 days notice was given to the Optionee of the Optionor’s intention to request delivery thereof;

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(b) The Optionor and the Optionee jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(c) The Optionee shall pay all of the costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

9.     REPRESENTATIONS AND W ARRANTIES

9.1      The Optionor and the Optionee represent and warrant to each other that:

(a) It is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to carry on business in those jurisdictions where its failure to be so registered and qualified would have a material adverse affect upon it;

(b)  It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and

(c) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any applicable jurisdiction or constating documents .

9.2     Neither Optionor nor its agents or employees have made any material representations, express or implied, nor any warranty, concerning:

(a)  The mineral content of the gravels or veins contained on the Property; and

(b)  the present condition of the Property, including the facilities and the underground workings thereof, the extent or location of such workings, the present status of governmental permits or the availability of water, timber or other resources or materials on or off the Property,

Regarding the opinions expressed in any and all documents which have been provided to the Optionee by the Optionor, the Optionee assumes the risk of any inaccuracies therein as said documents are not represented as being factual.

9.3 The Optionee hereby represents and warrants to the Optionor the following:

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(a) the Optionee is relying solely on its own title search, inspection and review of documents and public records and Its own expertise and physical inspection of the Property in deciding whether o r not to enter into this Agreement and is not relying in any way on any opinion, representation or warranty of the Optionor in making such decision except as set forth in this Agreement;

(b) the Optionee is an experienced mining company and has the capital necessary to develop, explore and mine the Property as a reasonably prudent business person would under like circumstances;

(c) the Optionee is privately held and is not currently under any investigation by any governmental authorities; and

(d) to the best of the Optionee’s knowledge no proceedings are pending for; and the Optionee is unaware of any basis ·for the institution of any proceedings leading to, the dissolution or Winding-up of the Optionee or placing of the Optionee in bankruptcy or receivership or subject to any other laws governing the affairs of insolvent persons.

10. REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

10.1 The Optionor hereby represents and warrants to the Optionee:

(a) To the best of the Optionor’s knowledge the Property is accurately described in Schedule ‘A,’ and consists of 12 placer and 16 quartz mining claims located in the North Fork Mine situated in the Allegheny Mining District, near the mining town of Forest City in Sierra County, the state of California, U.S.A.

(b) to the best of the Optioner’s knowledge the mining claims of the Property were duly and validly located upon the public domain, were duly granted by the proper authorities, and are valid and subsisting unpatented mining claims under the laws of the applicable jurisdiction as of the date as first written above;

(c) to the best of the Optionor’s knowledge the Optionor legally and beneficially owns an undivided 100% interest in the property;

(d) to the best of the Optionor’s knowledge the Property’s title is free and clear of all defects, liens and encumbrances;

(e) to the best of the Optionor’s knowledge the Optionor has exclusive possession of the Property, subject to the paramount rights of the federal government and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in the Property in accordance with the terms of this Agreement;
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(f)  to the best of the Optionor’s knowledge there is no agreement respecting the Property to which the Optionor is a party other than this Agreement and to the best of the Optionor’s knowledge no person, firm or corporation has any proprietary or possessory interest in the Property, other than as set forth in the laws of the United States, and no person., firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such Product removed from the Property;

(g) to the best of the Optionor’s knowledge there is no adverse claim, suit, challenge or proceedings, pending or threatened, against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein;

(h) to the best of the Optionor’s knowledge the Property is in compliance with all State and Federal environmental laws and regulations;

(i) to the best of the Optionor’s knowledge the Optionor is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the Optionee;

(j) to the best of the Optionor’s knowledge no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding-up of the Optionor or the placing of the Optionor in bankruptcy or receivership or subject to any other laws governing the affairs of insolvent entities; and

(k) to the best of the Optionor’s knowledge there are no outstanding taxes or rentals for which the Optionee will become liable as a result of the execution of this Agreement other than those taxes and rents which have been disclosed to the Optionee.

10.2 The representations and warranties contained in this Section are provided for the exclusive benefit of the Optionee, and a breach of anyone or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.
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11.     COVENANTS OF THE OPTIONOR

11.1      During the currency of this Agreement, the Optionor covenants and agrees with the Optionee to:

(a)  not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

(b) make available to the Optionee and its representatives all records and files relating to the Property in its possession and permit the Optionee and its representatives at their own expense to take abstracts therefrom and make copies thereof, without any representation or warranty concerning the accuracy of any of the documents described herein; and

(c)  without any cost to the Optionor, co-operate with the Optionee in obtaining any water appropriation license which may be obtainable by law, and surface and other rights on or related to the Property that may be obtainable by law;

(d) promptly provide the Optionee with any and all notices and correspondence from government agencies with respect to the Property;

12.    COVENANTS OF THE OPTIONEE

12.1    During the currency of this Agreement, the Optionee covenants and agrees with the Optionor to:

(a)  carry out and record or cause to be carried out and recorded all such assessment work upon the Property as may be required in order to maintain the mineral claims comprising the Property in good standing at all times;

(b)  keep the Property clear of liens and other charges arising from its operations, and shall keep the Optionor indemnified in respect thereof; .

(c) at all times comply in all respects with all local, state and federal laws and regulations relating to the performance of work and the utilization of resources within the Property. Upon demand, the Optionee shall provide the Optionor copies of all correspondence and filings with government agencies and shall authorize such agencies to provide the Optionor with copies of and access to all documents, maps and correspondence. Any bonds required by governmental agencies shall be posted in the name of the Optionor. The Optionee shall at all times conduct its mining and all other activities upon the Property in a good, safe, orderly and workmanlike manner and as is customary in the mining industry in California;

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(d) indemnify, defend and hold the Optionor and the property of the Optionor, including the Property, free and harmless from any and all liability, causes of action, claims, loss , damages, attorney’s fees, costs, or expenses in any way related to the Optionee’s occupation and use of the Property and all of the Optionee’s activities related thereto specifically including , without limitation, any liability, claim, loss, damage or expense arising by reason of:

(i)  the death or injury of any person, including but not limited to any person who is an employee or agent of the Optionee, or by reason of damage to or destruction of any property, including property owned by the Optionee or by any person who is an employee or agent of the Optionee. from any cause whatsoever in any way connected with the Property or with the Optionee’s activities related thereto;

(ii)  Damage to or destruction of any property, including property owned by the Optionee or any person, including agents and employees of the Optionee, cause or allegedly caused by either:

(A)   the condition of the Property or some building, improvement, machinery or equipment on the Property; and

(B)    any act or omission on the property by the Optionee, the Optionee’s agents or employees or any person in on or about the Property with the permission and consent of the Optionee,

(iii)      any work performed on or in any way related to the Property or materials furnished to the Property at the instance or request of Optionee or any person or entity acting for or on behalf of Optionee; and

(iv) the Optionee’s failure to perform any provision of this Agreement or to comply with any requirement of law or any requirement imposed on the Optionee or the Property by any duly authorized governmental agency or political subdivision;

(e)  keep all persons employed on the Property fully insured under and in full compliance with the Workman’s Compensation Insurance and Safety Act of the State of California and shall provide the Optionor with certificates on the first day of each month evidencing that such insurance is in effect. Said policy or policies to provide that the insurance company shall give the Optionor ten (10) days advance written notice of cancellation;

(f)   provide the Optionor with proof of liability insurance for injury to persons or property occurring in, on or about the property. Such insurance to be public liability policies of standard form, protecting the Optionor and naming the Optionor as co-insured against any and all liability covered by each such policy.

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Such policies shall be written by insurance companies for which the Optionor must give prior written approval and in amounts of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence, ONE MILLION DOLLARS ($1,00,000.00) per individual and TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) for property damages. Each policy, a copy of which shall be provided to the Optionor upon receipt by the Optionee, shall carry a provision requiring ten (10) days prior written notification by the insurance company to the Optionor if such policy is to be canceled; and

(g)  the Optionee shall take all actions necessary or prudent to protect and defend the validity and good-standing of the mining claims in Exhibit "A". The Optionee shall keep the claims described in Exhibit "A" titles clear of all clouds, liens, encumbrances, overlapping claims and/or easements, and shall maintain and protect all properly and mining claim monuments and boundaries and shall promptly remove and all trespassers.

13.     DEFAULT AND TERMINATION

13.1 Notwithstanding anything in this Agreement to the contrary, if any party (a "Defaulting Party") is in default of any requirement herein set forth the parry affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance. and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default.

13.2 The Optionee may terminate this Agreement as to all or any portion of the Property at any time upon thirty (30) days written notice to the Optionor and designating the portion of the Property to which such termination applies (the "Termination").

13.3 Upon such Termination all right, title and interest of the Optionee under this Agreement shall terminate, and the Optionee shall not be required to make any further payments, or to perform any further obligations of this Agreement, except payments or obligations which have been accrued pursuant to the expressed provisions of this Agreement and which have not been paid or performed.

13.4 Within sixty (60) days following the effective date of the Termination, the Optionee shall prepare and give to the Optionor a written release and quit-claim deed releasing all of the rights granted to and acquired by the Optionee under this Agreement for the Property.

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14.     TERMINATION OR EXPIRATION OF TERM

14.1 Upon termination or expiration of this Agreement, the Optionee shall deliver, at no cost to the Optionor, within ninety (90) days of such termination or expiration, copies of all reports, maps, assay reports and other relevant technical data compiled by or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor.

14.2     All buildings, structures, improvements and fixtures (as fixtures are defined in Section 2601 of the California Public Resources Code) , including, but not limited to, all bunkers, rail, timbering and mine supports, mills, ladders, hoists, fans, ventilation lines, compressed air lines, water lines, electrical wiring and panels and all utilities placed on the Property by the Optionee, shall be considered affixed to the realty, shall become the sole property of the Optionor once affixed as defined in California Public Resources Code Section 2601 without right of reimbursement to the Optionee from the Optionor and shall not be removed from the Property by the Optionee.

14.3 Upon termination of this Agreement., within one hundred eighty (180) days of the termination of this Agreement, the Optionee shall have removed all personal property (not covered by paragraph 14.2 above) belonging to the Optionee from the Property and, if not so removed, said personal property shall become the property of the Optionor, without right for reimbursement to the Optionee from the Optionor. The Optionee shall keep accurate records specifying personal property on the Property belonging to the Optionee and shall provide copies of such records to the Optionor upon demand. The Optionee shall not have the right to remove any personal property from the Property at any time unless all taxes and royalties have been paid and the Optionee is not in default as to any provision of this Agreement.

14.4  If any adjudication of bankruptcy or insolvency is rendered against the Optionee, or any assignee or if a receiver of me Optionee’s business is appointed and not removed within thirty (30) days after such appointment, or if any application or proceedings are taken for an arrangement with creditors pursuant to the Federal Bankruptcy Act or in the event any sale or attempted sale of the Optionee’s interest herein be made by virtue of execution or other judicial process and the property be hot redeemed within thirty (30) days, then this Agreement shall automatically terminate and all rights and interests herein granted to the Optionee shall automatically terminate and no person claiming through or under the Optionee shall have the right to use, mine, possess or occupy the Property by virtue of this Agreement or by virtue of any such proceeding and thereupon the Optionor shall become entitled to the immediate possession of the Property and all appurtenances thereto.

14.5  Upon the termination of this agreement for any reason, and at least thirty (30) days prior to its date of expiration, the Optionee shall furnish the Optionor original maps or vellum copies of all maps and copies of all exploration, development and mining date pertaining to the Property, including diagrams, maps, sketches, surveys and filed notes, and all data showing or relating to the underground and surface workings of me Property, past and present, or relating to the costs, facilities, boundaries, mineralization or geology of the Property and including any and all reports and all documents specified.

14.6  In the event of suspension of operations, as hereinafter set forth in Section 17, the terms and conditions of this Section shall be appropriately extended.

15.     SURVIVAL OF REPRESENTATIONS, AND INDEMNITY

15.1The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify, defend and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

16.         ARBITRATION

16.1 If-the parties do not agree as to any of the matters which, if no agreement is reached upon them, are by the provisions hereof to be determined by arbitration, or if any of this Agreement or the interpretation thereof, any such disagreement, issue or dispute shall, except as hereinafter provided, be determined and resolved by the American Arbitration Association .

16.2     The following provisions shall govern any arbitration hereunder:

Number and Qualification of Arbitrators the reference to arbitration shall be to a single arbitrator, or if the parties are unable to agree to a single arbitrator within seven (7) days from the reference to arbitration, the reference shall be to three arbitrators, one of whom shall be chosen by the Optionor, one by the Optionee and the third by the two so chosen., and the third arbitrator so chosen shall be the chairman. Arbitrators shall be thoroughly qualified and knowledgeable about the issue or issues in dispute and members of the American Mining Congress;

Decision the award shall be unanimous or made by the majority of the arbitrators;

Timing of Decision the arbitrators shall make their award in writing either within two (2) months after entering on the reference or after having been called on to act by notice in writing from the parties to the submission. whichever is the earlier, or on or before any later date to which submitting parties by writing signed by them from time to time enlarge the time for making the award;

Discovery the arbitrators may, if they think fit, on applications of the submitting parties make an order that, prior to commencement of any hearings on the reference, the parties shall be entitled through discovery to witnesses under oath and/or Production and discovery of documents;

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Examination under Oath the submitting parties and persons, corporations and other legal entities claiming through them shall, subject to any legal objections ~ submit to be examined on oath by the arbitrators on the matter in dispute as well as by the other party to this Agreement or its legal representatives and shall, subject to the International Commercial Arbitration Act, produce before the arbitrators all records within their possession or control which may be called for, and do all other things which, during the proceedings on the reference, the arbitrators may require;

Witnesses the witnesses on the reference shall, if the arbitrators think fit, be examined on oath;

Decision Binding the award, shall be final and binding on the Optionor and the Optionee, and the persons, corporations and other legal entities claiming through them; and

Costs the costs of the reference and award shall be borne as follows:

(a) each side of the submitting parties shall each bear their own costs of the reference award including the fees and expenses of the arbitrator appointed by each respectively, and

(b)   the fees and expenses of a single arbitrator or the third arbitrator shall be shared equally by each submitting side.

17.     SUSPENSION OF OPERATIONS

Force Majeure

17.1  The Optionee shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond the Optionee’s control, which causes hereinafter are called "force majeure ". For purposes of this Agreement, the term "force majeure" shall include, but shall not be limited to, fires, floods, windstorms, and other damage from the elements, strikes, riots, action of government authority, litigation, acts of God and acts of the public enemy.

17.2 The duration of this Agreement shall be extended for a period equal to the period for which performance is suspended by reason of force majeure.

17.3  All periods of force majeure shall be deemed to begin at the time the Optionee stops performance hereunder by reason of force majeure.

17.4 The Optionee shall notify the Optionor of the beginning and ending date of each such period.

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Suspensions Due to Economic Causes

17:5   If at anytime during the term hereof if mining, processing, or marketing operations are determined by the Optionee to be uneconomic due to unavailability of a suitable market for Product, prevailing costs of mining, processing or marketing with respect to prices available for Product, unavailability of equipment or of competent labor, or imposition of governmental statutes, requirements or regulations making it impractical to carry out such operations, the Optionee shall have the right from time to time to temporarily discontinue operations hereunder.

17.6 The Optionee shall promptly notify the Optionor of the commencement .and termination of each such temporary discontinuance.

Obligations During Suspension of Operations

17.7 During any suspension of operations under the headings "Force Majeure" or "Suspensions Due to Economic Causes" of this Section, the Optionee shall continue to make the Royalty payments and other payments necessary to hold and maintain the Property and shall take all steps necessary to maintain the s tatus and title of the Property in good standing, including assessment work and tax payment requirements.

18.     NOTICE

18.1 Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid regis tered or certified mail or by sending the same by telegram, telex, telecommunication, facsimile or other similar form of communication, in each case addressed as follows :

(a)      If to the Optionor at:
Forest Mines, Inc.

c/o Donald Williams

17151 Dog Bar Road
Grass Valley, California
U.S.A., 95949

If to the Optionee at:

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18.2 Any notice, direction or other instrument will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication, facsimile or other similar form of communication, be deemed to have been given or received on the day it was so sent.

18.3 Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

19.         FURTHER ASSURANCES

19.1 The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

20.    MANNER OF PAYMENT

20.1  All references to monies hereunder shall be in United States funds. All payments to be made to any party hereunder may be made by check or draft mailed or delivered to such party at its address for notice purposes as provided herein, or deposited for the account of such party at such bank or banks in Canada or United States as such party may designate from time to time by written notice. Said bank or banks shall be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

21.     RULE AGAINST PERPETUITIES

21.1  If any right, power or interest of any party in any property under this Agreement would violate the role against perpetuities, then such right, power or interest shall terminate by mutual agreement of the contracting parties or by rule of the American Arbitration Association.

22.    .    TIME OF ESSENCE

22.1  Time shall be of the essence in the performance of this Agreement.

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23.    HEADINGS

23.1The headings of the paragraphs of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

24.     ENUREMENT

24.1     This Agreement shall enure for the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

25.     ENTIRE AGREEMENT

25.1  This Agreement constitutes the entire agreement between the parties and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

26.     VOID OR INVALID PROVISIONS

26.1 If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

27.     GOVERNING LAW

27.1     This Agreement shall be governed by and construed according to the laws of the State of California in the United States of America.

28.     ASSIGNMENT

28.1 The Optionee may assign all of its rights under this Agreement provided the Optionee obtained the Optionor’s prior written approval, which such approval shall not be unreasonably withheld and subject to the proposed Optionee first agreeing in a signed written document with the Optionor and the Optionee that said assignee will be bound by all of the terms, covenants and conditions contained herein.

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29.     MISCELLANEOUS

29.1  In the event of any litigation between the parties hereto to enforce or interpret any covenant or condition of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs in any such litigation.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day first above written.

CS

/s/ Donald Williams       Dated        7-01-02
Notarized signature of authorized signatory. Corporate Seal of Forest Mines, Inc.

NewCo.
                         CS

/s/ Peter M. Kuhn       Dated        07-01-02
Notarized signature of authorized signatory.

ON JULY 1, 2002, BEFORE ME, MARY O. HUFF, NOTARY PUBLIC, PERSONALLY APPEARED DONALD E. WILLIAMS

"Mary Huff"
MARY O. HUFF
COMM. #1328941
NOTARY PUBLIC – CALIFORNIA
NEVADA COUNTY
Comm. Expires NOV. 8, 2005

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SCHEDULE ‘A’

FOREST MINES LIST OF CLAIMS
QUARTZ CLAIMS	Location Date	Book	Page	CAMC
Simpson	6/15/1912	L	155	46750
Verrue	6/17/1912	L	156	46751
Yates	6/22/1912	L	158	46752
Keller	6/24/1912	L	159	46753
Evans	7/16/1923	O	132	46754
Swauger	7/16/1923	O	133	46755
Midas	12/25/1935	R	322	46756
May	7/29/1935	R	486	46757
Smith	7/29/1935	R	487	46758
Smith Extension	7/29/1935	R	488	46759
Stone	7/29/1935	R	489	46760
Stone Extension	7/29/1935	R	490	46761
Thompson	7/25/1935	R	491	46762
Thompson Extension	7/29/1935	R	492	46763
Curtis	7/25/1935	R	493	46764
Curtis Extension	7/29/1935	R	494	46765
PLACER CLAIMS
Uncle Sam	1/16/1904	J	94	46766
Uncle Sam Extension	1/16/1904	J	95	46767
North Fork	10/14/1919	K	634	46768
Bridge	6/18/1945	J	221	46769
Victory #1	6/20/1945	S	235	46770
Victory #2	9/20/1945	S	236	46771
Fortuna	9/25/1945	S	350	46772
Phoenix	10/25/1945	S	351	46773
Sandusky	3/20/1946	S	398	46774
East Fortuna	3/20/1954	W	325	46775
Tunnel & Mill Site	12/10/1909	J	225	46776

I believe the information recorded above to be true and accurate.

"Don Williams"           July 1, 2002    CS
Don Williams Secretary

ON JULY 1, 2002, BEFORE ME, MARY O. HUFF, NOTARY PUBLIC, PERSONALLY APPEARED DONALD E. WILLIAMS

"Mary Huff"
MARY O. HUFF
COMM. #1328941
NOTARY PUBLIC – CALIFORNIA
NEVADA COUNTY
Comm. Expires NOV. 8, 2005

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Schedule 'B'

TERMS OF LEASE PURCHASE AGREEMENT
FOREST MINES, INC. (NORTH FORK MINE)
$ 1,000 credited to down payment, for each mine. ( $2,000.00 total credit)
Bank draft for $ 9,000 due July 3, 2000, for each mine. ($18,000.00 total)
North Fork Mine payments will be made the owner. Forest Mines, Inc.
Minimum royalty payments:
Year one: North Fork Mine ($150.00 per month), Mugwump Mine ($150.00 per month).
Year two: North Fork Mine ($ 250.00 per month), Mugwump Mine ($250.00 per month).
Year three: North Fork Mine ($ 500.00 per month), Mugwump Mine ($500.00 per month).
Year four: $ North Fork Mine ($1,000.00 monthly, Mugwump Mine ($1,000.00 Monthly
Year five: $ 5,000.00 per month or 5%, net smelter, whichever is greater. This payment schedule will continue until payments total $750,000.00 for each mine, or $1,500,000.00 for both mines. Optionee may exercise his right of buyout at any time.

A payment default on one mine is the same as a payment default on both mines.
The Optionee will be responsible for permits, taxes for Sierra County and Bureau of Land Management annual rental fees.

The Optionee, will within thirty days of the signing of this agreement or sooner if work commences purchase a minimum of $2,000,000.00 of liability insurance per mine.

Until the Optionee chooses to purchase the properties, it is the sole duty of the vendor to ensure that all claims and titles are legally his and defend these at his cost against any possible counterclaims.

The Optionee maintains the obligation to pay for all costs in connection with the maintenance of the title of the claims during the option period.

" Donald Williams "  July 8, 2002
Optionors Signature          Date

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Schedule "B"
Schedule "B" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 25)

Mugwump Mining Option Agreement

See attached.

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MINING LEASE WITH OPTION TO PURCHASE

THIS AGREEMENT is made as of the 3rd day of July, 2002 .

BETWEEN :

MUGWUMP MINING COMPANY, INC. a body corporate having an office at 17151 Dog Bar Road, Grass Valley, Ca. 95949, U.S.A.

(Hereinafter referred to as the ‘Optionor’ )

OF THE FIRST PART

GOLDEN SPIKE MINING, a corporation in the State of Nevada, having an office at 23 Sidewinder Loop, Clancy, MT, 59634
(Hereinafter referred to as the ‘Optionee’ )

OF THE SECOND PART

WHEREAS:

A. The Optionor is the owner of a non-fee title in six (6) unpatented placer and three (3) unpatented lode mining claims situated in the Allegheny Mining District near the town of Forest City, Sierra County, California, U.S.A., subject to the paramount rights of the Federal Government. Optionor has the rights and duties given to the owner of an unpatented mining claim under the laws of the United States Government, which such rights and duties are subject to the laws of the United States, the State of California and County of Sierra. Optionor is not aware of any claim conflicts. Optionee has conducted its own conflict search on the claims surface. Optionee has conducted its own title search and is satisfied that these mining claims fulfill the legal requirements of the laws of the United States Government, State of California and Sierra County. Said mining claims are described in Schedule "A" attached to this agreement.

B. The Optionee wants to explore and develop the property.

C. The Optionor and the Optionee have entered into an agreement dated July 1 st , 2002 pr oviding for a Mining Lease with Option to Purchase the Property, as described in Schedule "A" attached hereto.

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D. It was a term of said agreement that a more comprehensive agreement would be executed; and

E.This Agreement will set forth all of the terms and conditions under which the Optionor grants to the Optionee a mining lease of the Property, together with the exclusive option to purchase the Property, for the purposes and for the term hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto mutually agree as follows:

I     DEFINITIONS

1.1  For the purposes of this Agreement:

(a)  " Commercial Production " shall mean the milling or leaching and sale of ores and concentrates which result from ore extracted from the mining claims, but shall not include milling or leaching for the purpose of testing by a pilot plant or during an initial tune-up period of a plant. Commercial Production will in any case be deemed to have occurred if there is a concentrator on the mining claims or any pan thereof, such concentrator has for the first time operated at 60% of its rated concentrating capacity for 30 out of 40 consecutive days, or if there is no such concentrator, ore shipped from the mining claims or any part thereof, bas been leached or shipped therefrom on a reasonably regular basis for a 30 day period for the purpose of earning revenues; Commercial Production will also be deemed to have occurred 90 days after such concentrator or leaching facility has for the first time operated, or if there is no such concentrator or leaching facility, 90 days after ore bas first been shipped from the mining· claims for the purposes of earning revenues;

(b)" Feasibility Study " shall mean a detailed study and report prepared by an independent firm of consultants chosen by the Optionor and the Optionee demonstrating the feasibility (positive or negative) of placing any part of the Property into Commercial, Production, at an acceptable rate of return on capital, in such form and including such details as is customarily required by institutional lenders of major financing for mining projects, and shall include an assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring the Property into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by at least the following:
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(i)  a description of that part of the Property to be covered by the proposed mine;

(ii)  the estimated recoverable reserves of minerals and the estimated composition and content thereof;

(iii)  the proposed procedure for development, mining and production;

(iv)  results of ore amenability tests (if any);

(v)   the nature and extent of the facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill, or appropriate provisions for custom milling facilities;

(vi) a detailed cost analysis of the total estimates of costs and expenses required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(vii) detailed operating costs estimates;

(viii) the results of all environmental impact studies and costs;

(ix) a critical path time schedule for bringing the Property to Commercial Production;

(x) such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations;

(xi) disclosure of all price assumptions, together with a market analysis;

(xii) a sensitivity analysis;

(xiii) a proposed procedure or method of disposing of tailings;

(xiv) a discussion of governmental requirements with respect to the development of the mine;

(xv) a discounted cash flow (net of income taxes) and return on investment analysis; and

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(xvi) the initial budget for the production Program, including working capital requirements for the initial four months of Operations of the Property as a mine or such longer or shorter period as may be reasonably justified in the circumstances.

(c)  " Net Smelter Return " shall mean the gross proceeds received by the Optionee in that period from the sale of ores or concentrates produced from the Property.

(d) " Product " shall mean the following:

(i)   all ore mined or removed from place in the Property during the term hereof and shipped and sold by the Optionee prior to treatment;

(ii)  all concentrates, precipitates, and mill Products produced by or for the Optionee from ore mined or removed from place in the Property or from ore leached in place in the Property during the term of this Agreement; and

(iii) all residue or tailing remaining after milling or other subsequent processing, of any ores produced from the Property to the extent such residue or tailing is reprocessed or sold during the term of this Agreement .

2.     GRANT

2.1  The Optionor hereby leases to Optionee all of Optionor’s right, title and interest in the property subject to the terms, covenants and conditions contained herein. To the extent that Optionor, under existing laws, is entitled to authorize Optionee to do so, Optionee shall have the right during the term of this Agreement to use the Property and such other resources thereof, including the surface and subsurface Thereof and all ores or minerals contained therein and any and all water rights and timber rights which may exist or come into being. These rights include the right to explore and conduct any and all mining operations permitted by law and install such structures, equipment and fixtures permitted by law.

2.2 The Optionor hereby grants to the Optionee the exclusive option to purchase the Property upon the terms and conditions hereinafter set forth in Section 4 of this Agreement (the ‘Purchase Option"). The Purchase Option to purchase shall automatically terminate on termination of the mining lease contained herein. The Optionee cannot exercise Purchase Option if it is in default of any term, covenant or condition contained in this Agreement.

3.     TERM

3.1  The mining lease granted herein shall be for a term of five (5) years from the date of July 3 , 2002 (the "Term") unless sooner terminated in the manner provided in this Agreement or unless the Optionee sooner exercises its Purchase Option, provided that the term hereof may be further extended by agreement of both parties and pursuant to the provisions concerning suspension of operations as set forth in Section 17 hereof.

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4.     PAYMENTS

4.1 To maintain this Agreement in good standing and to exercise the Purchase Option, the Optionee shall pay the Optionor the following:

TERMS OF LEASE PURCHASE AGREEMENT:

Minimum royalty payments are for each individual mine.

Year one:    North Fork mine ($150.00 per month) Mugwump ($150.00 per month)

Year two:    North Fork mine ($250.00 per month) Mugwump ($250.00 per month)

Year three:    North Fork mine ($500.00 per month) Mugwump ($500.00 per month)

Year four:    North Fork mine ($1,000.00 per month) Mugwump ($1,000.00 per month)

Year five:    North Fork mine ($5,000.00 per month) Mugwump ($5,000.00 per month)

The buyout price and its royalty is to be $750,000.00 Seven Hundred and Fifty Thousand Dollars (USD). Royalty on mine production will be 5% net or $5,000.00 or $5,000.00 per month whichever is greater.

The buyer will be responsible for permits, taxes, BLM rentals and will maintain $2,000,000.00 in liability insurance.

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4.2 Upon the Optionee making all payments due to the Optionor pursuant to Paragraph 4.1, the Optionee shall have exercised the Purchase Option subject only to the royalty as set forth in Section 7 hereof.

4.3  Upon exercise of the Purchase Option, title in the Property shall vest to the Optionee, and the Optionor covenants and agrees with the Optionee to:

(a)  execute a quitclaim deed transferring all of the Optionor’s right, title and interest to the property, without warranty or representation; and

(b) record the above described quitclaim deed with the County Recorder Sierra County.

4.4 The Purchase Option is an option only and except as specifically provided otherwise herein, nothing in this Agreement shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any acts or payments made by the Optionee hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

5.    RIGHT OF ENTRY

5.1 During the Term of this Agreement, the Optionee, its employees, agents and independent contractors shall have the exclusive rights, subject to the paramount rights of the federal, st ate, and local government:

(a)  to enter into and upon the Property, subject to the Optionor’s right to inspect at all reasonable times the Property workings, and operation both above ground and below ground;

(b)  to have exclusive and quiet possession thereof, subject to the paramount rights of all governmental entities described above and the Optionor’s rights defined in (a) above;

(c) to explore for, mine, develop, remove, leach in place, treat, produce, ship and sell for its own account, all-ores and minerals which are or may be found therein or thereon, subject to the regulatory and paramount rights of the federal, state and local governments;

(d) to place and use thereon excavations, openings, shafts, ditches and drains and of constructing, erecting, maintaining, using any and all buildings, structures, plants, machinery, equipment, railroads, roadways, pipelines, electrical power lines and facilities, to stockpile ores provided such stockpiling is reasonable under the circumstances, waste piles, tailing ponds, and facilities, settling ponds and all other improvements, properties and fixtures as the Optionee deems necessary, convenient or suitable for mining, removing, beneficiating, concentrating, smelting, extracting, leaching. refining and shipping of ores, minerals or products therefrom or from any activities incidental thereto or to any of the rights or privileges of this Agreement, all subject to the paramount rights and regulatory laws of all governmental entities;

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(e)  divert streams, remove metal and subjacent supports, cave, subside or destroy the surface or any part thereof, deposit earth, rocks, waste and materials on any parts of the Property where it will not interfere with the mining, leaching the same, and , commit waste to the extent necessary, usual or customary in the mining trade in California and carrying out any and all of the above rights, privileges and purposes, subject to the paramount, rights and the regulatory laws of all governmental entities;

5.2 The Optionor, its agents, representatives and employees shall have the right at all reasonable times to enter into and upon the Property, to inspect and examine the work, operations, and equipment of the Optionee, to survey the Property, to measure the quantity and sample the gravel Or ore that may be therein or thereon or that shall have been mined or removed therefrom, to inspect and audit all books and records evidencing production and shall have the right to be present at the weighing or sampling of products mined, to be present or be represented at all cleanups and to be present at all mine safety inspections and/or training sessions.

5.3 The Optionee shall pay all taxes, real and personal, which may be assessed or become due during the term of this agreement and all assessments and other governmental fees, charges and/or penalties imposed on the Property or the Optionee’s operations thereof or related thereto during the entire term of this Agreement and shall furnish the Optionor, within ten (10) days from the date such tax or levies become due, a properly executed receipt showing such payment.

5.4 Each and every year, the Optionee shall properly file a Business Property Statement and Production Report with the Sierra County Tax Assessor, and promptly send copies of same to the Optionor. Upon demand, the Optionee shall provide the Optionor with copies of an information relating to property taxes, including personal property taxes, and of all correspondence with said Assessor and shall authorize said Assessor to make all records relating to property taxes available to the Optionor.

5.5 The Optionee shall make and keep accurate maps and records of all exploratory, sampling, mining and milling operations on the Property and the costs pertaining thereto, shall make and keep up-to-date surveys, and maps of all underground workings used or constructed by the Optionee and shall make all of the above available to the Optionor at the Property or other mutually agreed location at all reasonable times for inspections making copies thereof. The Optionee shall, upon demand, promptly provide the Optionor with copies of any and all reports, maps, pictures, information and all other documents, relating to the Optionee’s operation on the Property.

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5.6 It shall be the obligation of the Optionee, on behalf of the Optionor, to post in a conspicuous place on the Property, and keep posted thereon during the entire time this agreement is in effect and to record with the Sierra County Recorder, a notice or notices of non-responsibility in which conform with Section 3094 of the California Civil Code. The Optionee shall not permit the Property to be encumbered by any lien, attachment or execution for labor performed or materials or supplies furnished or used on the Property. In order that Optionor may protect its interest in the Property, Optionee shall notify Optionor in writing immediately upon the commencement of any activity upon the Property.

5.7 Except as to old workings as provided herein, the Optionee shall keep all haulages, drifts, shafts and underground workings in good repair and maintenance. All roads shall be kept in good repair. All buildings and structures, fixtures, equipment, mills, power, water and other utility lines, settling ponds and all other improvements upon the Property shall be kept in good repair. The Optionee shall perform regular, thorough and diligent maintenance on all such equipment and Structures, and shall repair, overhaul or replace all equipment and/or facilities as prudent or necessary to maintain a state of good working condition at all times. Old workings not being utilized shall be properly and safely sealed and barricaded so as not to constitute an attractive nuisance or hazard to anyone. Abandoned surface workings shall be promptly and properly reclaimed in accordance with local, state and federal laws.

6.     CROSS-MINING

6.1 For the purpose of enabling the Optionee to conduct, with greater economy and convenience, the mining and removing of ore from the Property, the Optionee is hereby granted the right, if it so desires, to mine and remove ore, Product and materials from the Property through or by means of shafts, openings or pits which may be made in or upon adjoining OT nearby property owned or controlled by the Optionee.

6.2 The Optionee may, if it so desires, use the Property and any shafts, openings and pits therein for the mining, removal, treatment and transportation of ores and materials from adjoining or nearby property, or for any purpose connected therewith.

6.3 For the purpose of enabling the Optionee to conduct, to the best advantage of the parties hereto, and with greater economy and convenience, the mining, removal, handling and disposition of ore and Product from the Property, and from other lands in which the Optionee or its affiliated companies may be conducting mining operations, the operations of the Optionee, and the said operations on other lands, may be conducted upon the Property and upon any and all such other lands as a single mining operation, to the same extent as if all such other properties constituted a single tract of land.

6.4  Nothing herein shall relieve the Optionee from its obligations for payments or reports as set forth in this Agreement.

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7.     ROYALTY

7.1  The Optionor shall be entitled to a 5% Net Smelter Return from the Property (the "Royalty").

7.2 The Optionee shall have the right to purchase the Royalty payable to the Optionor by exercising its option to purchase the North Fork mine and or the Mugwump Mine for the sum of $750,000.00 Seven Hundred and Fifty Thousand Dollars (USD) for each property as Stated under item 4. listed as payments.

7.3 The Optionee is to provide the Optionor with a statement (on the Fifth (5th) day of each month this Agreement is in effect) fully and accurately disclosing all production, sales, stockpiled products, assays, sampling results, shipment records, smelter returns and settlements of every kind for the preceding month and including therein copies of all receipts, production records, shipment records, sales records, smelter and refinery settlements, assays, contracts, weights, samples and all other data in any way related to royalties.

7.4 Optionee shall give Optionor twenty-four (24) hour advance notice of all clean-ups and shipments and sampling preparatory to shipping of all gold, concentrates or other Products recovered and of all changes in schedules thereof. Optionor shall have the right at Optionor’s own risk and expense, to keep a watchman on the Property.

8.     ESCROW

8.1 The Optionor shall execute such transfer documents (the "Transfer Documents") as the Optionee or its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good safe holding and marketable title to the Property and shall deposit the same in such Trust or Title Company as the Optionee shall direct upon the execution of this Agreement (the "Escrow Holder"), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a)  The Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Option the Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) Notification in writing from the Optionor that such documents should be delivered to the Optionee; or

(ii) A statutory declaration sworn by the Optionor certifying that this Agreement has terminated pursuant to the provisions hereof, together with proof that 30 days notice was given to the Optionee of the Optionor’s intention to request delivery thereof;

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(b) The Optionor and the Optionee jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(c)  The Optionee shall pay all of the costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

9.     REPRESENTATIONS AND W ARRANTIES

9.1     The Optionor and the Optionee represent and warrant to each other that:

(a)  It is a company duly incorporated, organized and validly subsisting under the lawsof its incorporating jurisdiction and is qualified to carry on business in those jurisdictions where its failure to be so registered and qualified would have a material adverse affect upon it;

(b) It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and

(c)  The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any applicable jurisdiction or constating documents .

9.2     Neither Optionor nor its agents or employees have made any material representations, express or implied, nor any warranty, concerning:

(a)  The mineral content of the gravels or veins contained on the Property; and

(b)  the present condition of the Property, including the facilities and the underground workings thereof, the extent or location of such workings, the present status of governmental permits or the availability of water, timber or other resources or materials on or off the Property,

Regarding the opinions expressed in any and all documents which have been provided to the Optionee by the Optionor, the Optionee assumes the risk of any inaccuracies therein as said documents are not represented as being factual.

9.3 The Optionee hereby represents and warrants to the Optionor the following:

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(a) the Optionee is relying solely on its own title search, inspection and review of documents and public records and Its own expertise and physical inspection of the Property in deciding whether o r not to enter into this Agreement and is not relying in any way on any opinion, representation or warranty of the Optionor in making such decision except as set forth in this Agreement;

(b) the Optionee is an experienced mining company and has the capital necessary to develop, explore and mine the Property as a reasonably prudent business person would under like circumstances;

(c) the Optionee is privately held and is not currently under any investigation by any governmental authorities; and

(d) to the best of the Optionee’s knowledge no proceedings are pending for; and the Optionee is unaware of any basis ·for the institution of any proceedings leading to, the dissolution or Winding-up of the Optionee or placing of the Optionee in bankruptcy or receivership or subject to any other laws governing the affairs of insolvent persons.

10.     REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

10.1 The Optionor hereby represents and warrants to the Optionee:

(a) To the best of the Optionor’s knowledge the Property is accurately described in Schedule ‘A,’ and consists of 12 placer and 16 quartz mining claims located in the North Fork Mine situated in the Allegheny Mining District, near the mining town of Forest City in Sierra County, the state of California, U.S.A.

(b) to the best of the Optioner’s knowledge the mining claims of the Property were duly and validly located upon the public domain, were duly granted by the proper authorities, and are valid and subsisting unpatented mining claims under the laws of the applicable jurisdiction as of the date as first written above;

(c) to the best of the Optionor’s knowledge the Optionor legally and beneficially owns an undivided 100% interest in the property;

(d) to the best of the Optionor’s knowledge the Property’s title is free and clear of all defects, liens and encumbrances;

(e) to the best of the Optionor’s knowledge the Optionor has exclusive possession of the Property, subject to the paramount rights of the federal government and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in the Property in accordance with the terms of this Agreement;
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(f)      to the best of the Optionor’s knowledge there is no agreement respecting the Property to which the Optionor is a party other than this Agreement and to the best of the Optionor’s knowledge no person, firm or corporation has any proprietary or possessory interest in the Property, other than as set forth in the laws of the United States, and no person., firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such Product removed from the Property;

(g) to the best of the Optionor’s knowledge there is no adverse claim, suit, challenge or proceedings, pending or threatened, against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein;

(h) to the best of the Optionor’s knowledge the Property is in compliance with all State and Federal environmental laws and regulations;

(i) to the best of the Optionor’s knowledge the Optionor is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the Optionee;

(j) to the best of the Optionor’s knowledge no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding-up of the Optionor or the placing of the Optionor in bankruptcy or receivership or subject to any other laws governing the affairs of insolvent entities; and

(k) to the best of the Optionor’s knowledge there are no outstanding taxes or rentals for which the Optionee will become liable as a result of the execution of this Agreement other than those taxes and rents which have been disclosed to the Optionee.

10.2 The representations and warranties contained in this Section are provided for the exclusive benefit of the Optionee, and a breach of anyone or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

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11.     COVENANTS OF THE OPTIONOR

11.1     During the currency of this Agreement, the Optionor covenants and agrees with the Optionee to:

(a)   not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

(b) make available to the Optionee and its representatives all records and files relating to the Property in its possession and permit the Optionee and its representatives at their own expense to take abstracts therefrom and make copies thereof, without any representation or warranty concerning the accuracy of any of the documents described herein; and

(c)  without any cost to the Optionor, co-operate with the Optionee in obtaining any water appropriation license which may be obtainable by law, and surface and other rights on or related to the Property that may be obtainable by law;

(d)  promptly provide the Optionee with any and all notices and correspondence from government agencies with respect to the Property;

12.        COVENANTS OF THE OPTIONEE

12.1     During the currency of this Agreement, the Optionee covenants and agrees with the Optionor to:

(a)  carry out and record or cause to be carried out and recorded all such assessment work upon the Property as may be required in order to maintain the mineral claims comprising the Property in good standing at all times;

(b) keep the Property clear of liens and other charges arising from its operations, and shall keep the Optionor indemnified in respect thereof; .

(c) at all times comply in all respects with all local, state and federal laws and regulations relating to the performance of work and the utilization of resources within the Property. Upon demand, the Optionee shall provide the Optionor copies of all correspondence and filings with government agencies and shall authorize such agencies to provide the Optionor with copies of and access to all documents, maps and correspondence. Any bonds required by governmental agencies shall be posted in the name of the Optionor. The Optionee shall at all times conduct its mining and all other activities upon the Property in a good, safe, orderly and workmanlike manner and as is customary in the mining industry in California;
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(d)  indemnify, defend and hold the Optionor and the property of the Optionor, including the Property, free and harmless from any and all liability, causes of action, claims, loss , damages, attorney’s fees, costs, or expenses in any way related to the Optionee’s occupation and use of the Property and all of the Optionee’s activities related thereto specifically including , without limitation, any liability, claim, loss, damage or expense arising by reason of:

(i) the death or injury of any person, including but not limited to any person who is an employee or agent of the Optionee, or by reason of damage to or destruction of any property, including property owned by the Optionee or by any person who is an employee or agent of the Optionee. from any cause whatsoever in any way connected with the Property or with the Optionee’s activities related thereto;

(ii) Damage to or destruction of any property, including property owned by the Optionee or any person, including agents and employees of the Optionee, cause or allegedly caused by either:

(A)  the condition of the Property or some building, improvement, machinery or equipment on the Property; and

(B) any act or omission on the property by the Optionee, the Optionee’s agents or employees or any person in on or about the Property with the permission and consent of the Optionee,

(iii)      any work performed on or in any way related to the Property or materials furnished to the Property at the instance or request of Optionee or any person or entity acting for or on behalf of Optionee; and

(iv)  the Optionee’s failure to perform any provision of this Agreement or to comply with any requirement of law or any requirement imposed on the Optionee or the Property by any duly authorized governmental agency or political subdivision;

(e)   keep all persons employed on the Property fully insured under and in full compliance with the Workman’s Compensation Insurance and Safety Act of the State of California and shall provide the Optionor with certificates on the first day of each month evidencing that such insurance is in effect. Said policy or policies to provide that the insurance company shall give the Optionor ten (10) days advance written notice of cancellation;

(f)  provide the Optionor with proof of liability insurance for injury to persons or property occurring in, on or about the property. Such insurance to be public liability policies of standard form, protecting the Optionor and naming the Optionor as co-insured against any and all liability covered by each such policy.

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Such policies shall be written by insurance companies for which the Optionor must give prior written approval and in amounts of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence, ONE MILLION DOLLARS ($1,00,000.00) per individual and TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) for property damages. Each policy, a copy of which shall be provided to the Optionor upon receipt by the Optionee, shall carry a provision requiring ten (10) days prior written notification by the insurance company to the Optionor if such policy is to be canceled; and

(g)   the Optionee shall take all actions necessary or prudent to protect and defend the validity and good-standing of the mining claims in Exhibit "A". The Optionee shall keep the claims described in Exhibit "A" titles clear of all clouds, liens, encumbrances, overlapping claims and/or easements, and shall maintain and protect all properly and mining claim monuments and boundaries and shall promptly remove and all trespassers.

13.     DEFAULT AND TERMINATION

13.1 Notwithstanding anything in this Agreement to the contrary, if any party (a "Defaulting Party") is in default of any requirement herein set forth the parry affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance. and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default.

13.2 The Optionee may terminate this Agreement as to all or any portion of the Property at any time upon thirty (30) days written notice to the Optionor and designating the portion of the Property to which such termination applies (the "Termination").

13.3 Upon such Termination all right, title and interest of the Optionee under this Agreement shall terminate, and the Optionee shall not be required to make any further payments, or to perform any further obligations of this Agreement, except payments or obligations which have been accrued pursuant to the expressed provisions of this Agreement and which have not been paid or performed.

13.4 Within sixty (60) days following the effective date of the Termination, the Optionee shall prepare and give to the Optionor a written release and quit-claim deed releasing all of the rights granted to and acquired by the Optionee under this Agreement for the Property.

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14.     TERMINATION OR EXPIRATION OF TERM

14.1  Upon termination or expiration of this Agreement, the Optionee shall deliver, at no cost to the Optionor, within ninety (90) days of such termination or expiration, copies of all reports, maps, assay reports and other relevant technical data compiled by or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor.

14.2     All buildings, structures, improvements and fixtures (as fixtures are defined in Section 2601 of the California Public Resources Code) , including, but not limited to, all bunkers, rail, timbering and mine supports, mills, ladders, hoists, fans, ventilation lines, compressed air lines, water lines, electrical wiring and panels and all utilities placed on the Property by the Optionee, shall be considered affixed to the realty, shall become the sole property of the Optionor once affixed as defined in California Public Resources Code Section 2601 without right of reimbursement to the Optionee from the Optionor and shall not be removed from the Property by the Optionee.

14.3 Upon termination of this Agreement., within one hundred eighty (180) days of the termination of this Agreement, the Optionee shall have removed all personal property (not covered by paragraph 14.2 above) belonging to the Optionee from the Property and, if not so removed, said personal property shall become the property of the Optionor, without right for reimbursement to the Optionee from the Optionor. The Optionee shall keep accurate records specifying personal property on the Property belonging to the Optionee and shall provide copies of such records to the Optionor upon demand. The Optionee shall not have the right to remove any personal property from the Property at any time unless all taxes and royalties have been paid and the Optionee is not in default as to any provision of this Agreement.

14.4 If any adjudication of bankruptcy or insolvency is rendered against the Optionee, or any assignee or if a receiver of me Optionee’s business is appointed and not removed within thirty (30) days after such appointment, or if any application or proceedings are taken for an arrangement with creditors pursuant to the Federal Bankruptcy Act or in the event any sale or attempted sale of the Optionee’s interest herein be made by virtue of execution or other judicial process and the property be hot redeemed within thirty (30) days, then this Agreement shall automatically terminate and all rights and interests herein granted to the Optionee shall automatically terminate and no person claiming through or under the Optionee shall have the right to use, mine, possess or occupy the Property by virtue of this Agreement or by virtue of any such proceeding and thereupon the Optionor shall become entitled to the immediate possession of the Property and all appurtenances thereto.

14.5 Upon the termination of this agreement for any reason, and at least thirty (30) days prior to its date of expiration, the Optionee shall furnish the Optionor original maps or vellum copies of all maps and copies of all exploration, development and mining date pertaining to the Property, including diagrams, maps, sketches, surveys and filed notes, and all data showing or relating to the underground and surface workings of me Property, past and present, or relating to the costs, facilities, boundaries, mineralization or geology of the Property and including any and all reports and all documents specified.

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14.6 In the event of suspension of operations, as hereinafter set forth in Section 17, the terms and conditions of this Section shall be appropriately extended.

15.     SURVIVAL OF REPRESENTATIONS, AND INDEMNITY

15.1 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify, defend and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

16.     ARBITRATION

16.1 If-the parties do not agree as to any of the matters which, if no agreement is reached upon them, are by the provisions hereof to be determined by arbitration, or if any of this Agreement or the interpretation thereof, any such disagreement, issue or dispute shall, except as hereinafter provided, be determined and resolved by the American Arbitration Association .

16.2     The following provisions shall govern any arbitration hereunder:

Number and Qualification of Arbitrators the reference to arbitration shall be to a single arbitrator, or if the parties are unable to agree to a single arbitrator within seven (7) days from the reference to arbitration, the reference shall be to three arbitrators, one of whom shall be chosen by the Optionor, one by the Optionee and the third by the two so chosen., and the third arbitrator so chosen shall be the chairman. Arbitrators shall be thoroughly qualified and knowledgeable about the issue or issues in dispute and members of the American Mining Congress;

Decision the award shall be unanimous or made by the majority of the arbitrators;

Timing of Decision the arbitrators shall make their award in writing either within two (2) months after entering on the reference or after having been called on to act by notice in writing from the parties to the submission. whichever is the earlier, or on or before any later date to which submitting parties by writing signed by them from time to time enlarge the time for making the award;

Discovery the arbitrators may, if they think fit, on applications of the submitting parties make an order that, prior to commencement of any hearings on the reference, the parties shall be entitled through discovery to witnesses under oath and/or Production and discovery of documents;
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Examination under Oath the submitting parties and persons, corporations and other legal entities claiming through them shall, subject to any legal objections ~ submit to be examined on oath by the arbitrators on the matter in dispute as well as by the other party to this Agreement or its legal representatives and shall, subject to the International Commercial Arbitration Act, produce before the arbitrators all records within their possession or control which may be called for, and do all other things which, during the proceedings on the reference, the arbitrators may require;

Witnesses the witnesses on the reference shall, if the arbitrators think fit, be examined on oath;

Decision Binding the award, shall be final and binding on the Optionor and the Optionee, and the persons, corporations and other legal entities claiming through them; and

Costs the costs of the reference and award shall be borne as follows:

(a)  each side of the submitting parties shall each bear their own costs of the reference award including the fees and expenses of the arbitrator appointed by each respectively, and

(b)  the fees and expenses of a single arbitrator or the third arbitrator shall be shared equally by each submitting side.

17.     SUSPENSION OF OPERATIONS

Force Majeure

17.1The Optionee shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond the Optionee’s control, which causes hereinafter are called "force majeure ". For purposes of this Agreement, the term "force majeure" shall include, but shall not be limited to, fires, floods, windstorms, and other damage from the elements, strikes, riots, action of government authority, litigation, acts of God and acts of the public enemy.

17.2The duration of this Agreement shall be extended for a period equal to the period for which performance is suspended by reason of force majeure.

17.3 All periods of force majeure shall be deemed to begin at the time the Optionee stops performance hereunder by reason of force majeure.

The Optionee shall notify the Optionor of the beginning and ending date of each such period.

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Suspensions Due to Economic Causes

17:5  If at anytime during the term hereof if mining, processing, or marketing operations are determined by the Optionee to be uneconomic due to unavailability of a suitable market for Product, prevailing costs of mining, processing or marketing with respect to prices available for Product, unavailability of equipment or of competent labor, or imposition of governmental statutes, requirements or regulations making it impractical to carry out such operations, the Optionee shall have the right from time to time to temporarily discontinue operations hereunder.

17.6 The Optionee shall promptly notify the Optionor of the commencement .and termination of each such temporary discontinuance.

Obligations During Suspension of Operations

17.7 During any suspension of operations under the headings "Force Majeure" or "Suspensions Due to Economic Causes" of this Section, the Optionee shall continue to make the Royalty payments and other payments necessary to hold and maintain the Property and shall take all steps necessary to maintain the s tatus and title of the Property in good standing, including assessment work and tax payment requirements.

18. NOTICE

18.1 Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid regis tered or certified mail or by sending the same by telegram, telex, telecommunication, facsimile or other similar form of communication, in each case addressed as follows :

(a)     If to the Optionor at:
Mugwump Mining Company, Inc.

c/o Donald Williams

17151 Dog Bar Road
Grass Valley, California
U.S.A., 95949

If to the Optionee at:

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18.2 Any notice, direction or other instrument will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication, facsimile or other similar form of communication, be deemed to have been given or received on the day it was so sent.

18.3  Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

19.         FURTHER ASSURANCES

19.1 The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

20.     MANNER OF PAYMENT

20.1All references to monies hereunder shall be in United States funds. All payments to be made to any party hereunder may be made by check or draft mailed or delivered to such party at its address for notice purposes as provided herein, or deposited for the account of such party at such bank or banks in Canada or United States as such party may designate from time to time by written notice. Said bank or banks shall be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

21.     RULE AGAINST PERPETUITIES

21.1 If any right, power or interest of any party in any property under this Agreement would violate the role against perpetuities, then such right, power or interest shall terminate by mutual agreement of the contracting parties or by rule of the American Arbitration Association.

22.     .    TIME OF ESSENCE

22.1 Time shall be of the essence in the performance of this Agreement.

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23.     HEADINGS

23.1 The headings of the paragraphs of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

24.         ENUREMENT

24.1     This Agreement shall enure for the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

25.         ENTIRE AGREEMENT

25.1This Agreement constitutes the entire agreement between the parties and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

26.         VOID OR INVALID PROVISIONS

26.1 If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

27.        GOVERNING LAW

27.1     This Agreement shall be governed by and construed according to the laws of the State of California in the United States of America.

28.        ASSIGNMENT

28.1 The Optionee may assign all of its rights under this Agreement provided the Optionee obtained the Optionor’s prior written approval, which such approval shall not be unreasonably withheld and subject to the proposed Optionee first agreeing in a signed written document with the Optionor and the Optionee that said assignee will be bound by all of the terms, covenants and conditions contained herein.

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29.    MISCELLANEOUS

29.1  In the event of any litigation between the parties hereto to enforce or interpret any covenant or condition of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs in any such litigation.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day first above written.

CS

/s/ Donald Williams           Dated        7-8-02
Notarized signature of authorized signatory. Corporate Seal of Mugwump Mining Company, Inc.

NewCo.
                  CS

/s/ Peter M. Kuhn          Dated        07-02-02
Notarized signature of authorized signatory.

ON JULY 1, 2002, BEFORE ME, MARY O. HUFF, NOTARY PUBLIC, PERSONALLY APPEARED DONALD E. WILLIAMS

"Mary Huff"
MARY O. HUFF
COMM. #1328941
NOTARY PUBLIC – CALIFORNIA
NEVADA COUNTY
Comm. Expires NOV. 8, 2005

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SCHEDULE ‘A’

MUGWUMP MINE CLAIMS LIST
PLACER CLAIMS	Location Date	Book	Page	CAMC
Young America	1/28/1916	K	276	46777
Young America #2	2/27/1886	E	124	46778
Young America #3	9/28/1903	I	222	46779
Exchange Placer	10/13/1923	L	467	46780
Mugwump Placer	3/16/1954	W	322	46781
Virgina Placer	3/20/1954	W	324	46782
QUARTZ CLAIMS
Gold Bug Lode	1/12/1947	G	117	46784
Young America Lode	12/29/1916	M	174	46793

I believe the information recorded above to be true and accurate.

"Don Williams"         July 1, 2002    CS
Don Williams Secretary

ON JULY 1, 2002, BEFORE ME, MARY O. HUFF, NOTARY PUBLIC, PERSONALLY APPEARED DONALD E. WILLIAMS

"Mary Huff"
MARY O. HUFF
COMM. #1328941
NOTARY PUBLIC – CALIFORNIA
NEVADA COUNTY
Comm. Expires NOV. 8, 2005

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Schedule 'B'
TERMS OF LEASE PURCHASE AGREEMENT
MUGWUMP MINING COMPANY, INC. (MUGWUMP MINE)
$ 1,000 credited to down payment, for each mine.
Bank draft for $ 9,000 due July 3, 2000.
Minimum royalty payments:
Year one: $ 150.00 per month.
Year two: $ 250.00 per month.
Year three: $ 500.00 per month.
Year four: $ 1,000.00 per month.
Year five: $ 5,000.00 per month or 5%, net smelter, whichever is greater. This payment schedule will continue until payments total $750,000.00, the purchase price.. Optionee may exercise his right of buyout at any time.

A payment default on one mine is the same as a payment default on both mines and will be deemed sufficient grounds for termination of both Lease/Purchase Agreements. That is, Forest Mines, Inc.’s Lease/Purchase Agreement and Mugwump Mining Company’s Lease Purchase Agreement. As per Item 13, Default and Termination, Page 15.
The Optionee will be responsible for permits, taxes for Sierra County and Bureau of Land Management annual rental fees.

The Optionee, will within thirty days of the signing of this agreement or sooner if work commences purchase a minimum of $2,000,000.00 of liability insurance per mine.

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Schedule "C"

Schedule "C" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 2)

Williams Buyout Agreement

See attached.

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Golden Spike Mining 27 Sidewinder Loop Clancy, Mt 59634

Mr. Don Williams Grass Valley, CA, USA

Dear Don,

As discussed with you today, Golden Spike (GSM) proposes with this letter the following buyout for your claims adjacent to the North Fork / Mugwump properties in Sierra County, California to GSM.

  An immediate payment of US $ 10,000.00 on signing of a final agreement, to be drawn up by GSM’s lawyer.
  A second payment for US $ 10,000.00 when GSM has successfully completed its Stage 1 drilling and exploration program and decides to continue with exploration, targeted for September 2003.
  A third and final payment of US $ 70.000.00 when GSM has successfully completed its Stage 2 drilling and exploration program and has decided to continue - targeted for December 2003.

If you are in agreement with this proposal, please sign this letter and return it to me.

/s/ Peter M. Kuhn               /s/ Don Williams

Peter M. Kuhn    Date: March 4, 2003    Don Williams    Date: March 4, 2003

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Schedule "D"

Schedule "D" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 2)

Forest Mines Property

The following is a list of the 11 unpatented placer mineral claims and the 16 unpatented quartz mineral claims that are being optioned under the Forest Mines Option Agreement.

Placer Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC
1	Uncle Sam	1/12/1904	J	94	46 766
2	Uncle Sam Extension	1/12/1904	J	95	46 767
3	North Fork	10/08/1919	K	634	46 768
4	Bridge	6/13/1945	J	221	46 769
5	Victory #1	6/13/1945	S	235	46 770
6	Victory #2	6/17/1945	S	236	46 771
7	Fortuna	9/04/1945	S	350	46 772
8	Phoenix	10/04/1945	S	351	46 773
9	Sandusky	3/28/1946	S	398	46 774
10	East Fortuna	3/19/1954	W	325	46 775
11	Uncle Sam Tunnel	8/30/1909	J	225	46 776

Quartz Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC

1	Simpson	6/04/1912	L	155	46 750
2	Verrue	6/08/1912	L	156	46 751
3	Yates	6/10/1912	L	158	46 752
4	Keller	6/10/1911	L	159	46 753
5	Evans	7/02/1923	O	132	46 754
6	Swauger	7/02/1923	O	133	46 755
7	Midas	12/15/1934	R	322	46 756

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8	May	7/27/1935	R	486	46 757
9	Smith	7/27/1935	R	487	46 758
10	Smith Extension	7/27/1935	R	488	46 759
11	Stone	7/27/1935	R	489	46 760
12	Stone Extension	7/27/1935	R	490	46 761
13	Thompson	7/27/1935	R	491	46 762
14	Thompson Extension	7/27/1935	R	492	46 763
15	Curtiss	7/27/1935	R	493	46 764
16	Curtiss Extension	7/27/1935	R	494	46 765

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Schedule "E"

Schedule "E" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 1)

Mugwump Mining Property

The following is a list of the 6 unpatented placer mineral claims and the 2 unpatented quartz mineral claims that are being optioned under the Mugwump Mining Option Agreement.

Placer Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC

1	Young America	1/28/1916	K	276	46 777
2	Young America #2	2/27/1886	E	124	46 778
3	Young America #3	9/28/1903	I	222	46 779
4	Exchange	10/13/1923	L	467	46 780
5	Mugwump	3/16/1954	W	322	46 781
6	Virginia	3/19/1954	W	324	46 782

Quartz Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC

1	Gold Bug	1/12/1897	G	117	46 784
2	Young America	12/29/1916	M	174	46 793

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Schedule "F"

Schedule "F" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
dated for reference the 23 rd day of February, 2004

(number of pages including this one: 1)

Williams Property

The following is a list of the 1 unpatented placer mineral claim and the 7 unpatented quartz mineral claims that are being optioned under the Williams Buyout Agreement.

Placer Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC

1	Ace	04/28/2002			279 677

Quartz Mineral Claims

	Claim Name	Location Date	Book	Page	CAMC

1	Handy Andy	04/22/2002			279 674
2	Trident	04/26/2002			279 675
3	Trident Extension	04/27/2002			279 676
4	Diadem	04/25/2002			279 678
5	Diadem Extension	04/25/2002			279 679
6	Live Yankee	04/12/2003			281 193

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Schedule "G"

Schedule "G" to the Assignment Agreement between
North Fork Mining Corp. and Golden Spike Mining
Dated for reference the 23 rd day of February, 2004

(number of pages including this one: 2)

Net Smelter Royalty
Definitions

1. The following words and phrases will have the following meanings, namely:

a.     "Net Smelter Returns" or "NSR" or "Royalty" with respect to the Property will mean the gross proceeds in any year from the sale of Product from the mining operation on the Property, less: refining, smelter and treatment charges, including assaying and sampling costs, umpire charges, and penalties, if any; transportation charges, including related storage and insurance costs, in respect of transportation of concentrates or dore metal from the Property to a smelter or refinery; and sales, use, gross receipts, if any, payable with respect to removal, sales or disposition of Product(s) incurred and paid or payable to a third party. For further clarification: (1) each party will repay its respective share of the net proceeds of mines tax and any federal or state income taxes assessed against such party’s income or revenues resulting from North Fork’s production of minerals from the Property; and (2) North Fork may not deduct any mining or on-site processing costs calculating the NSR;

b.    "Ore" will mean any material containing a mineral or minerals of commercial economic value mined from the Property; and

c.    "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products will not be considered to be "Product" until after they have been so treated.

 Other capitalized terms used but not defined herein will have the meaning ascribed to them in the assignment agreement.

2. North Fork will give notice to Golden Spike of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith will not be considered commercial production.

3. The amount of Net Smelter Royalty payable to Golden Spike granted pursuant to section 13 of this Assignment Agreement will be calculated by North Fork each quarter and at the end of such quarter and will be paid to Golden Spike on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph 9 hereof will be made and paid at that time.

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4. For the purposes of calculating the amount of NSR payable hereunder only, if North Fork sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm’s length basis, North Fork will, for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm’s length and after taking into account all pertinent circumstances (including, without limitation, then current market conditions relating to Ore, concentrates, or other materials or products similar to such Product).

5. North Fork will by notice inform Golden Spike of the amount of such reasonable net sale price and if Golden Spike does not object thereto within 60 days after receipt of such notice, such amount will be final and binding for the purposes of paragraph 4 above.

6. On or before the last day of each quarter of each year after the date of commencement of Commercial Production, North Fork will deliver to Golden Spike a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate NSR payable for such quarter.

7. North Fork may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there will be no NSR payable to Golden Spike with respect thereto unless revenues are derived therefrom.

8. North Fork agrees to maintain for each mining operation on the Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and Golden Spike or its agents will have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this assignment agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of NSR payments to be made by North Fork to Golden Spike pursuant hereto. Golden Spike will have the right at its own expense to have such accounts audited by independent auditors once each year.

9. North Fork will have an audited statement prepared by its auditors for each year with respect to the NSR payable to Golden Spike hereunder, within 140 days of North Fork’s fiscal year end, and North Fork will forthwith deliver a copy of such statement to Golden Spike.

10. All NSR payments will be considered final and in full satisfaction of all obligations of North Fork making same in respect thereof if such payments or the calculation in respect thereof are not disputed by Golden Spike within 120 days after receipt by Golden Spike of the audited statement referred to in paragraph (9) hereof. Any disputes under this paragraph will be decided by arbitration as herein provided. Notwithstanding the foregoing, an undisputed calculation or payment will not be considered final or binding if an innocent calculation or payment is shown to be the result of fraud committed by any party, including a third party smelter or refinery.

11. Subject to the prior consent of Golden Spike, North Fork will have the right to commingle with Ore from the Property, those ores produced from other properties. In order that Golden Spike can make a reasoned decision in granting its consent to commingle, North Fork will provide Golden Spike an explanation of its proposed commingling plan, together with engineering and metallurgical reports and studies that assure that the commingling plan will accurately account for and provide payment to Golden Spike of the full amount of Royalties to which it is entitled. If Golden Spike grants its consent to commingle, North Fork will adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonably accurate recovery factors in order to determine the amounts of Products derived from, or attributable to Ore mined and produced from the Property. North Fork will maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Property.

12. If a dispute between the parties with respect to the matters contemplated hereunder, that dispute will be settled by a single arbitrator in accordance with the Commercial Rules of the Judicial Arbitration and Mediation Services, Inc.

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EXHIBIT 99.1

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Bullion River Gold Corp.
1325 Airmotive Way, Suite 325
Reno, Nevada, 89502
775-324-4881

For Immediate Release:  #04-08

Assignment of North Fork Properties

Reno, Nevada - February 23, 2004 – Bullion River Gold Corp. (OTC BB: BLRV) has acquired another indirect interest in mineral claims in furtherance of its new business direction for the exploration of gold and silver in the western United States.

North Fork Mining Corp., a wholly-owned subsidiary of Bullion River ("North Fork"), has been assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from Golden Spike Mining, a Nevada corporation majority-owned by Peter M. Kuhn, the director and president of Bullion River, for an aggregate assignment fee of $109,115. The owners of the mineral claims have consented in writing to the assignment.

The first option agreement provides for a term of five years that expires on July 1, 2007 with 27 unpatented mineral claims being optioned. The second option agreement provides for a term of five years also that expires on July 3, 2007 with eight unpatented mineral claims being optioned. In order to keep these two options in good standing, North Fork is required to pay to each owner a minimum royalty payment of (1) $250 per month in year two, (2) $500 per month in year three, (3) $1,000 per month in year four, and (4) the greater of $5,000 per month or a 5% net smelter royalty in year five. North Fork is also required to make all maintenance and lease payments to keep these mineral claims in good standing during the term of the option.

If North Form makes all of the these minimum royalty payments, then at the end of the five year term North Fork will have acquired a 100% undivided right, title and interest in these 35 unpatented mineral claims subject only to a 5% net smelter royalty payable to each owner on its respective mineral claims. Royalty payments will be required to be made until North Fork has made payments to each owner in the aggregate of $750,000. All prior payments made by North Form to the owners, including all minimum royalty payments, will be deducted from the $750,000 purchase price.

The third option agreement has no term with seven unpatented mineral claims being optioned. To acquire an undivided 100% interest in these mineral claims, North Fork must (1) pay the owner $10,000 upon first completing a drilling and exploration program and deciding to continue with exploration, and (2) pay the owner $70,000 upon completing a second stage of drilling and exploration and deciding to continue with exploration.

The North Fork project is within the Alleghany mining district in the northern part of the Mother Lode belt in Sierra County, California. The project is 3.8 kilometers northwest of the Sixteen-to-One mine and 37 kilometers northeast of Grass Valley, where EMGOLD Mining Corporation has outlined a resource of 1.4 Moz Au at the geologically-similar Idaho-Maryland mine. Mineralization at North Fork consists of a gold-bearing mesothermal quartz vein system at least 800 feet (240 meters) in width and 7,600 feet (2.3 kilometers) in strike length. From about 1910 to 1940, more than 6,000 feet of underground workings were developed on three levels. A large percentage of samples collected during this period yielded assays grading >1 opt Au (34 g/t). Bullion River Gold has obtained the necessary permits for underground rehabilitation and exploration drilling and plans an aggressive underground exploration program commencing in April 2004.

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About Bullion River Gold Corp.

Bullion River Gold Corp. is a mineral exploration company focusing on regions containing gold-silver deposits. The company’s primary focus is the Great Basin in the Western United States and the Motherlode belt of California. Bullion River Gold Corp. seeks projects that contain or have potential to contain high grades and large tonnage potential. The company will also focus on projects that contain potential for mineralization concealed under post-mineral cover.

Approved by the Board of Directors:

Bullion River Gold Corp.

Per: /s/Peter M. Kuhn
Peter M. Kuhn
President

For more information, contact Bullion River Gold Corp. at (775) 324-4881 or at info@bullionriver.com or visit the U.S. Securities & Exchange Commission’s website at www.sec.gov/ to review the Bullion River’s latest filings.

This release contains certain statements that are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future expectations and trends. As such, they are subject to numerous risks and uncertainties, such as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, and other factors over which Bullion River Gold Corp. has little or no control. Actual results and performance may be significantly different from expectations or trends expressed or implied by such forward-looking statements. Bullion River Gold Corp. expressly disclaims any obligation to update the statements contained in this release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bullion River Gold Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

                    /s/ Peter M. Kuhn
Dated : March 5, 2004         By: Peter M. Kuhn - President

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